UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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NVE Corporation
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11409 Valley View Road Eden Prairie, MN 55344-3617 www.nve.com

 Fellow Shareholders:

Successful new product development helped NVE return to growth in fiscal 2017. After a decrease in product sales in the first fiscal quarter, we had strong year-over-year increases the last three quarters (see chart at right).

In the past year we introduced several innovative new products, invested in the future by increasing R&D expenditures 9%, advanced strategic research programs, and returned more than $19 million to shareholders.

Innovative New Products
Our growth strategy is new and improved products in the near term, targeting the fast-growing Internet of Things, and game-changing technology for the long term.

New products in the past year included:
    • new angle sensor models for energy and resource management that use less energy or less magnetic field;
    • rotation sensors for robotics and resource management;
    • new sensors for medical devices; and
    • new antitamper sensors.

Long-term product development programs in fiscal 2017 included:
    • “smart sensor” interfaces for connection to the Internet of Things;
    • biosensors for food safety and medical diagnostics;
    • new current sensors for energy management;
    • ultra-high speed couplers;
    • low-power couplers; and
    • MRAM for antitamper and security applications.

Ingenious R&D
In the past year we won a phase-two U.S. Department of Agriculture grant to develop spintronic sensors for faster detection of food-borne pathogens. The goal is to dramatically improve food safety, and the objective is to build and test prototype commercial systems. Our next major project milestone is prototype components later this fiscal year. We were also awarded a research contract to develop a monolithic spin-torque microwave diode spectrograph for the U.S. Army. In addition to defense applications, spin-torque diodes could lead to faster couplers for Internet of Things applications such as remote video.

Enhancing Shareholder Value
We continued to aggressively return cash to enhance your shareholder value. In the past fiscal year we returned more than $19.3 million in dividends, and have one of the highest dividend yields in our industry.

Future Growth
R&D investments have uniquely positioned NVE with products and technology to lead a spintronic revolution.

Sincerely,

Daniel A. Baker
President and Chief Executive Officer

Statements used in this letter that relate to future plans, events, or performance are forward-looking statements that are subject to certain risks and uncertainties including the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and other reports filed with the SEC. The Company undertakes no obligation to update forward-looking statements.